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FIFTH AMENDMENT TO OFFICE LEASE

This FIFTH AMENDMENT TO OFFICE LEASE (this "Fifth Amendment") is entered into as of October 24, 2025 (the "Effective Date"), by and between 400 FAIRVIEW AVENUE LLC, a Delaware limited liability company ("Landlord"), and IMPINJ, INC., a Delaware corporation ("Tenant").

RECITALS

A.
Landlord (as successor-in-interest to 400 Fairview LLC) and Tenant are parties to that certain Office Lease dated December 10, 2014 (the "Original Lease"), as amended by that certain First Amendment to Lease dated July 31, 2015 (the "First Amendment"), that certain Second Amendment to Lease dated March 4, 2016 (the "Second Amendment"), that certain Third Amendment to Lease dated March 28, 2016 (the "Third Amendment"), and that certain Fourth Amendment to Lease dated December 5, 2016 (the "Fourth Amendment") (collectively, the "Lease"), pursuant to which Landlord leases to Tenant and Tenant leases from Landlord certain premises located on the eleventh (11th), twelfth (12th), and fourteenth (14th) floors, commonly known as Suites 1100, 1200, and 1400, respectively (the "Existing Premises"), of the building located at 400 Fairview Avenue, Seattle, Washington (the "Building").
B.
Landlord and Tenant now desire to (i) extend the Term of the Lease, (ii) expand the Existing Premises to include that certain space consisting of (a) approximately 3,206 rentable square feet of space located on the fourteenth (14th) floor, commonly known as Suite 1401 (the "Interior Expansion Premises") and (b) approximately 3,357 rentable square feet of space located on the fourteenth (14th) floor, commonly known as Suite 14TR (the "Exterior Expansion Premises", and together with the Interior Expansion Premises, the "Expansion Premises"), as depicted on Exhibit A attached hereto and made a part hereof, and (iii) otherwise amend the Lease in accordance with the terms and conditions set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.
Capitalized Terms. As of the Effective Date, all of the references to the “Lease” in the Lease and this Fifth Amendment shall mean the Lease as modified by this Fifth Amendment; and all capitalized terms used herein shall have the same respective meanings as are given such terms in the Lease, unless expressly provided otherwise in this Fifth Amendment. As of the "Extension Commencement Date", all references in the Lease to the "Term" shall include the "Extended Term" (as such terms are defined in Section 3 below).
2.
Remeasurement of Existing Premises and Building; Modification of Premises.
2.1
Remeasurement of Existing Premises and Building. Landlord and Tenant hereby acknowledge and agree that the Existing Premises and Building have been remeasured and that, notwithstanding any contrary provision contained in the Lease, effective as of the Effective Date, the Existing Premises shall be deemed to contain a total of 70,432 rentable square feet of space (and each Suite shall be deemed to contain the rentable square footage

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(“RSF”) set forth below), and the Building shall be deemed to contain 344,755 rentable square feet of space.

Suite	RSF
1100	26,405
1200	26,402
1400	17,625
Total	70,432

2.2
Modification of Premises. Effective as of the earlier to occur of:

(i) thirty (30) days following the date that Tenant receives a certificate of occupancy or its equivalent for the Expansion Premises, and (ii) seven (7) months following Landlord's delivery of the Expansion Space (the "Expansion Commencement Date"), Tenant shall lease from Landlord and Landlord shall lease to Tenant the Expansion Premises. Consequently, effective upon the Expansion Commencement Date, the Existing Premises shall be increased to include the Expansion Premises. The addition of the Expansion Premises to the Existing Premises shall, effective as of the Expansion Commencement Date, increase the size of the Premises to 76,995 rentable square feet. The Existing Premises and the Expansion Premises shall, effective as of the Expansion Commencement Date, collectively be referred to as the "Premises".

2.2.1
Confirmation Certificate. At any time following the Expansion Commencement Date, Landlord may deliver a notice in substantially the same form set forth in Exhibit D to the Original Lease, as a confirmation only of the information set forth therein with respect to the Premises, which Tenant shall execute and return to Landlord within five (5) business days of receipt thereof.
3.
Extension of Term. Landlord and Tenant acknowledge that Tenant's lease of the Premises is scheduled to expire on December 31, 2026 (the "Scheduled Expiration Date"), and is hereby extended to expire, unless earlier terminated in accordance with the terms and conditions of the Lease, on January 31, 2038 (the "Extended Expiration Date"). Notwithstanding anything in the Lease to the contrary, including, without limitation, the Scheduled Expiration Date, the period of time retroactively commencing on September 1, 2025 (the "Extension Commencement Date"), and continuing through and including the Extended Expiration Date, is referred to herein as the "Extended Term."
4.
Base Rent.
4.1
Existing Premises. Commencing retroactively on the Extension Commencement Date, and continuing through the Extended Term, Tenant shall pay to Landlord monthly installments of Base Rent for the Existing Premises in accordance with the terms of the Lease, as set forth below.

Period During Extended Term	Annual Base Rent	Monthly Installment of Base Rent	Annual Base Rent Rate per Rentable Square Foot*

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September 1, 2025 – August 31, 2026**	$2,817,279.96	$234,773.33	$40.00
September 1, 2026 – August 31, 2027	$2,901,798.36	$241,816.53	$41.20
September 1, 2027 – August 31, 2028	$2,988,852.36	$249,071.03	$42.44
September 1, 2028 – August 31, 2029	$3,078,517.92	$256,543.16	$43.71
September 1, 2029 – August 31, 2030	$3,170,873.52	$264,239.46	$45.02
September 1, 2030 – August 31, 2031	$3,265,999.68	$272,166.64	$46.37
September 1, 2031 – August 31, 2032	$3,363,979.68	$280,331.64	$47.76
September 1, 2032 – August 31, 2033	$3,464,899.08	$288,741.59	$49.19
September 1, 2033 – August 31, 2034	$3,568,845.96	$297,403.83	$50.67
September 1, 2034 – August 31, 2035	$3,675,911.40	$306,325.95	$52.19
September 1, 2035 – August 31, 2036	$3,786,188.76	$315,515.73	$53.76
September 1, 2036 – August 31, 2037	$3,899,774.40	$324,981.20	$55.37
September 1, 2037 – January 31, 2038	$4,016,767.68	$334,730.64	$57.03

*The amounts identified in the column entitled "Annual Base Rent Rate per Rentable Square Foot" are rounded amounts provided for informational purposes only.

**Notwithstanding the foregoing Base Rent schedule or any contrary provision of the Lease, but subject to the terms of Section 4.4, below, Tenant shall not be obligated to pay the monthly installment of Base Rent for the Existing Premises for the initial eight (8) full calendar months of the Extended Term (i.e., the period commencing on September 1, 2025 and ending on April 30, 2026).

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4.2
Interior Expansion Premises. Commencing on the Expansion Commencement Date and continuing until the Extended Expiration Date and subject to Section 4.4 below, Tenant shall pay Base Rent for the Interior Expansion Premises at the same rate per rentable square foot as the then current Base Rent for the Existing Premises, and Base Rent for the Interior Expansion Premises shall thereafter be calculated and escalated in the same manner as such Base Rent is calculated and escalated with respect to the Existing Premises manner (i.e., increasing at a rate of three percent (3%) per year at the same time as the Base Rent for the Existing Premises), pursuant to the terms of the Lease, as amended.
4.3
Exterior Expansion Premises. Commencing on the Expansion Commencement Date and continuing until the Extended Expiration Date and subject to Section 4.4 below, Tenant shall pay Base Rent for the Exterior Expansion Premises at fifty percent (50%) of the rate per rentable square foot as the then current Base Rent for the Existing Premises, and Base Rent for the Exterior Expansion Premises shall thereafter be calculated and escalated in the same manner as such Base Rent is calculated and escalated with respect to the Existing Premises manner (i.e., increasing at a rate of three percent (3%) per year at the same time as the Base Rent for the Existing Premises), pursuant to the terms of the Lease, as amended. At Landlord’s request, concurrent with the Expansion Commencement Date, Landlord and Tenant shall enter into an amendment of the Lease, setting forth the Base Rent for the Expansion Premises in a rent table.
4.4
Abated Base Rent. Provided that Tenant is not then in default of the Lease beyond any applicable notice and cure period set forth in the Lease, then during (a) the period commencing retroactively on September 1, 2025 and ending on April 30, 2026 (the "Existing Premises Base Rent Abatement Period"), and (b) the period commencing on the first day of the first full calendar month following the Expansion Commencement Date and ending on the last day of the eighth (8th) full calendar month thereafter (the "Expansion Premises Base Rent Abatement Period", and together with the Existing Premises Base Rent Abatement Period, the "Base Rent Abatement Period") Tenant shall not be obligated to pay any Base Rent otherwise attributable to (aa) the Existing Premises during such Existing Premises Base Rent Abatement Period (the "Existing Premises Base Rent Abatement"), and (bb) the Expansion Premises during such Expansion Premises Base Rent Abatement Period (the "Expansion Premises Base Rent Abatement", and together with the Existing Premises Base Rent Abatement, the "Base Rent Abatement"). Tenant acknowledges and agrees that the foregoing Base Rent Abatement has been granted to Tenant as additional consideration for entering into this Fifth Amendment, and for agreeing to pay the rent and performing the terms and conditions otherwise required under the Lease. If, prior to the expiration of the Base Rent Abatement Period, Tenant shall be in default under the Lease, and shall fail to cure such default within the applicable notice and cure period permitted for cure pursuant to the terms and conditions of the Lease, or if the Lease is terminated for any reason other than Landlord's breach of the Lease or an event of casualty or an event of condemnation, then (i) if the Lease is not terminated, the dollar amount of the unapplied portion of the Base Rent Abatement as of the date of such default shall be converted to a credit to be applied to the Base Rent applicable at the end of the Extended Term and Tenant shall immediately be obligated to begin paying Base Rent for the Premises in full, and (ii) if the Lease is terminated, for purposes of determining Landlord's damages under Applicable Laws, the dollar amount of the unapplied portion of the Base Rent Abatement as of the date of such termination shall be converted to a credit to be applied to the Base Rent applicable at the end of the Extended Term.

5.
Tenant's Share of Operating Costs.

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5.1
Existing Premises. Notwithstanding the extension of the Term of the Lease as provided herein, Tenant shall continue to be obligated to pay Tenant’s Share of Operating Costs in connection with the Existing Premises in accordance with the terms of the Lease through the Extended Expiration Date.
5.2
Interior Expansion Premises. Notwithstanding any contrary provision contained in the Lease, provided that Tenant’s lease of the Expansion Space is not terminated pursuant to the terms of Section 8.1, below, effective as of the Expansion Commencement Date, and continuing through and including the Extended Expiration Date, Tenant shall pay Tenant’s Share of Operating Costs in connection with the Interior Expansion Premises which arise or accrue during such period in accordance with the terms of the Lease; provided that with respect to the calculation of Tenant's Share of Operating Costs in connection with the Interior Expansion Premises, that Tenant's Share shall be equal to 0.9299%.
5.3
Exterior Expansion Premises. Notwithstanding any contrary provision contained in the Lease, provided that Tenant’s lease of the Expansion Space is not terminated pursuant to the terms of Section 8.1, below, effective as of the Expansion Commencement Date, and continuing through and including the Extended Expiration Date, Tenant shall pay fifty percent (50%) of Tenant’s Share of Operating Costs in connection with the Exterior Expansion Premises which arise or accrue during such period in accordance with the terms of the Lease; provided that with respect to the calculation of Tenant's Share of Operating Costs in connection with the Exterior Expansion Premises, that Tenant's Share shall be equal to 0.9737%.
6.
Condition of the Premises. Landlord and Tenant acknowledge that, notwithstanding anything contained in the Lease and this Fifth Amendment to the contrary, (a) Tenant has been and is in occupancy of the Existing Premises pursuant to the Lease as of the Effective Date, and is aware of the condition of the Existing Premises as of the Effective Date,

(b) Tenant shall continue to occupy the Existing Premises in their currently existing, "as is" condition following the Effective Date. Except as otherwise provided in the Tenant Work Letter attached hereto as Exhibit B (the "Tenant Work Letter"), Landlord shall not be obligated to provide or pay for any other work or services related to the improvement of the Expansion Premises, and Tenant shall accept the Expansion Premises in their presently existing, “as-is” condition. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Existing Premises, Expansion

Premises or the Building as of the Effective Date or with respect to the suitability of the same for the conduct of Tenant's business.

7.
Use of Expansion Premises. Notwithstanding anything to the contrary contained in this Fifth Amendment, Landlord shall be solely responsible for effectuating the legally permitted use of the Expansion Premises in order to allow the same to be used for general office (as opposed to retail/restaurant) use, including, to the extent required by applicable Laws, any modifications to the Base Building necessitated by any such change in use of the Expansion Premises. Subject to the terms and conditions of this Section 7, Tenant shall have the exclusive right to use the deck and other areas located on the Exterior Expansion Premises, subject to any rules and regulations provided to Tenant and reasonably established by Landlord, and the express terms and conditions of the Lease. Subject to Landlord’s obligations set forth in Section 1 of the Tenant Work Letter, including without limitation the Expansion Space Delivery Condition (as that term is defined in the Tenant Work Letter), from and after the “Expansion Space Delivery Date,” as that term is

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defined in Section 8.1, below, Tenant shall, at Tenant’s sole cost and expense, comply with all applicable Laws and promptly cure any violations of applicable Laws which relate to (i) Tenant's use of the Expansion Premises, (ii) any Alterations or Tenant Improvements made in or to the Expansion Premises, and/or (iii) the Base Building, but as to the Base Building, only to the extent such obligations are triggered by Alterations or Tenant Improvements made in or to the Premises or by Tenant’s use of the Premises for non-general office use. Tenant shall not be permitted to access, use or install improvements on the Exterior Expansion Premises to the extent the same would violate Applicable Law. For the avoidance of doubt, the Exterior Expansion Premises is part of the Premises under the Lease, and all of Tenant’s obligations under the Lease with respect to the Premises (including, without limitation, Tenant’s repair and maintenance obligations set forth in of Section 8.3 of the Original Lease, Tenant's insurance obligations set forth in Article 9 of the Original Lease, and Tenant’s waiver and indemnification obligations set forth in Section

12.1 of the Original Lease) shall apply with full force and effect to the Exterior Expansion Premises. In the event that the insurance carried by Tenant in accordance with the terms of Section 9.2 of the Original Lease would not cover a particular event, activity or other use of the Exterior Expansion Premises by Tenant, Tenant, at Tenant's sole cost and expense, shall procure additional reasonable liability insurance as reasonably required to cover such event, activity or use in amounts as may reasonably required by Landlord.

7.1
Landlord Access to Expansion Premises. Landlord shall have access to the Expansion Premises pursuant to Section 16 of the Original Lease. Landlord’s repair and maintenance obligations with respect to the Base Building shall be applicable to the portions of the Expansion Premises that constitute the Base Building; provided, however, that Tenant shall be solely responsible for (and shall pay all of the costs of) any landscaping services to the Exterior Expansion Premises.
7.2
Exterior Expansion Premises Improvements. All future Alterations to the Exterior Expansion Premises shall be made in accordance with Section 8.4 of the Original Lease, and all Tenant Improvements to the Exterior Expansion Premises shall be made in accordance with Exhibit B attached hereto (collectively, the "Exterior Improvements"), and shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. In addition, Tenant acknowledges and agrees that the Exterior

Expansion Premises contains certain existing furniture, fixtures, plants and other similar items currently installed or placed on the Exterior Expansion Premises (collectively, the "Exterior Furniture and Fixtures"). Within thirty (30) days following the Effective Date hereof, Tenant and Landlord shall walk-through the Exterior Expansion Premises and compile a written list of all items of Exterior Furniture and Fixtures which Tenant desires Landlord to remove from the Exterior Expansion Premises (the “Rejected Exterior Furniture and Fixtures”). Prior to the Expansion Commencement Date, Landlord shall remove, at Landlord’s sole cost and expense, the Rejected Exterior Furniture and Fixtures from the Exterior Expansion Premises and repair any damage to the Exterior Expansion Premises caused by such removal. Other than the Rejected Exterior Furniture and Fixtures, all Exterior Furniture and Fixtures shall become the sole property of Tenant, and, upon the expiration or earlier termination of the Lease, Tenant shall remove, at Tenant’s sole cost and expense, all such Exterior Furniture and Fixtures from the Premises and shall repair any damage caused to the Premises occasioned by such removal of the Exterior Furniture and Fixtures. Notwithstanding any contrary provision of the Lease, Landlord hereby

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makes no representations or warranties regarding the Exterior Furniture and Fixtures, and Tenant acknowledges that the Exterior Furniture and Fixtures shall be transferred, pursuant to a commercially reasonable bill of sale for consideration of $1.00, on an “AS IS”, “WHERE IS”, “WITH ALL FAULTS” basis, and without any warranties, representations or guarantees, either express or implied, of any kind, nature, or type whatsoever, including, but not limited to, any warranty of title, fitness for a particular purpose or merchantability, and Landlord shall have no liability or obligation with respect to the condition thereof or for any maintenance and repairs required thereto. Tenant shall comply with all laws, statutes, ordinances or other governmental rules, regulations or requirements with respect to such Exterior Improvements and Exterior Furniture and Fixtures. Tenant, at Tenant's sole cost and expense, shall keep the Exterior Furniture and Fixtures in good and clean condition and repair throughout the Extended Term, as the same may be extended. Tenant acknowledges that use of the Exterior Expansion Premises carries with it certain inherent risks that it may not be possible to eliminate regardless of the care taken to avoid injuries, and Tenant hereby assumes all risks associated with the use of the Exterior Expansion Premises by Tenant.

7.3
Existing Pergola. Landlord and Tenant acknowledge and agree that, as of the date hereof, the Exterior Expansion Premises includes an existing pergola structure (the “Existing Pergola”), and that such Existing Pergola was only permitted by the applicable authorities because it includes certain solar panels attached thereto (the “Solar Panels”). Notwithstanding anything in the Lease or this Fifth Amendment to the contrary, (a) Tenant shall be solely responsible, at its sole cost and expense, for the repair and maintenance of such Solar Panels commencing on the Extension Commencement Date and continuing through the Extended Term, and (b) Tenant shall receive the sole financial benefit derived from such Solar Panels by way of net metering, credits against Tenant’s electrical utility charges or similar methods to allocate the financial benefit of such Solar Panels. Furthermore, to the extent that such Solar Panels become non-functional during such period, Tenant shall be solely responsible, at its sole cost and expense, for either (i) repairing and/or replacing such Solar Panels, or (ii) demolishing the Existing Pergola. To the extent that Tenant elects to demolish the Existing Pergola, any such demolition shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed (provided it shall be deemed reasonable for Landlord to withhold its consent if, pursuant to applicable Laws, the demolition of the Existing Pergola would impact the certificate of occupancy (or its legal equivalent) of the Building or the Premises (including the Expansion Premises), or would impact the permitted use of the Premises (including the Expansion Premises)), and Tenant shall coordinate with Landlord to ensure that such demolition is completed in a safe and expeditious manner, as determined by Landlord in its reasonable discretion.

7.4
Window Washing/Window Washing Equipment. Notwithstanding anything to the contrary set forth in the Lease or in this Fifth Amendment, when furnishing exterior Building window washing services, or other maintenance to the exterior of the Building, Landlord shall have the right, from time-to-time, to (i) use the Exterior Expansion Premises to support the window washing scaffolding and equipment (including, without limitation, the insertion of the davits into the davit receptacles located on the Exterior Expansion Premises) to the extent reasonably required to perform such window washing service or other maintenance,

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and (ii) bring its personnel and window washing equipment and/or other equipment, through those portions of the Premises located on the fourteenth (14th) floor of the Building, in order to access the Exterior Expansion Premises. Landlord shall additionally have the right to use such Exterior Expansion Premises to employ such personnel and window washing equipment in the washing of the exterior Building windows and in performing other exterior maintenance to the Building. Notwithstanding the foregoing, to the extent reasonably practical under the circumstances, Landlord shall coordinate such use and access of the Exterior Expansion Premises with Tenant in order to minimize interference with Tenant’s use of the Exterior Expansion Premises. Tenant hereby acknowledges that a window washing or other Building maintenance cycle may take several weeks to complete, and that Landlord shall have the right to store such window washing equipment and/or other equipment being used during such a cycle on the Exterior Expansion Premises; provided, however, as soon as reasonably practical following the completion of each window washing or Building maintenance cycle performed by Landlord, Landlord shall relocate the window washing scaffolding and other equipment to an alternative location. Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with Landlord’s use and access of the Exterior Expansion Premises; provided that the foregoing shall not limit Landlord's liability, if any, pursuant to applicable law (but subject to the terms of Sections 9.7 and 22.18 of the Original Lease) for personal injury and property damage to the extent caused by the gross negligence or willful misconduct of Landlord, its agents, employees or contractors.
7.5
Other Tenants. Notwithstanding any contrary provision contained in this Lease, any use of the Exterior Expansion Premises which may materially interfere with other tenant of the Building (including, without limitation, an event which includes the playing of amplified music) shall be subject to Landlord's prior approval, the terms and conditions of the Lease, as amended, and in compliance with all applicable Laws and Landlord’s reasonable rules and regulations.
8.
Existing Tenant. Tenant hereby acknowledges that the Expansion Premises are currently occupied by an existing tenant (the “Existing Tenant”). Accordingly, although Landlord anticipates that Landlord shall deliver the Expansion Premises to Tenant on or about April 1, 2026 (the “Anticipated Delivery Date”), Landlord shall have no obligation to deliver the Expansion Premises to Tenant by the Anticipated Delivery Date and, subject to the terms of Section 8.1, below, Landlord shall have no liability to Tenant for any damages resulting from any delay in delivering possession of the Expansion Premises to Tenant by the Anticipated Delivery Date or on any other particular delivery date as may be designated by Landlord. In no event shall Landlord deliver the Expansion Premises to Tenant before the Anticipated Delivery Date.
8.1
Occurrence of Expansion Space Delivery Date. Landlord shall use commercially reasonable, good faith efforts to tender possession of the Expansion Space to on the Anticipated Delivery Date (the date Landlord actually tenders passion of the Expansion Space to Tenant shall be known as the “Expansion Space Delivery Date”).
8.1.1
Outside Date of Expansion Space Delivery Date. If Landlord does not cause the Expansion Space Delivery Date to occur on or before September 1, 2026 (the "Outside Date"), then the sole remedy of Tenant for such failure shall be the right to deliver a notice to Landlord (a "Expansion Space Termination Notice") electing to terminate the Lease

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with respect to the Expansion Space only effective upon the date occurring five (5) business days following receipt by Landlord of the Expansion Space Termination Notice (the "Effective Date"). The Expansion Space Termination Notice must be delivered by Tenant to Landlord, if at all, not earlier than the Outside Date (as the same may be extended pursuant to the terms of Section 8.1.3, below) nor later than five (5) business days after the Outside Date. The effectiveness of any such Expansion Space Termination Notice delivered by Tenant to Landlord shall be governed by the terms of this Section 8.1.
8.1.2
Extension of Outside Date After Delivery of the Expansion Space Termination Notice. If Tenant delivers an Expansion Space Termination Notice to Landlord, then Landlord shall have the right to suspend the occurrence of the Effective Date for a period ending thirty (30) days after the Effective Date by delivering written notice to Tenant, prior to the Effective Date, that, in Landlord's reasonable, good faith judgment, the Expansion Space Delivery Date will occur within thirty (30) days after the Effective Date (the "Termination Extension Notice"). If the Expansion Space Delivery Date occurs within such thirty (30) day suspension period, then the Expansion Space Termination Notice shall be of no force or effect, but if the Expansion Space Delivery Date does not occur within such thirty (30) day suspension period, then the Lease shall terminate with respect to the Expansion Space only upon the expiration of such thirty (30) day suspension period.
8.1.3
Extension of Outside Date Prior to the Delivery of Expansion Space Termination Notice. If, prior to the Outside Date, Landlord determines that the Expansion Space Delivery Date will not occur by the Outside Date, then Landlord shall have the right to deliver a written notice to Tenant stating Landlord's opinion as to the date by which the Expansion Space Delivery Date will occur, and Tenant shall be required, within five (5) business days after receipt of such notice, to deliver a notice to Landlord pursuant to which Tenant shall elect either

(i) to terminate the Lease with respect to the Expansion Space only, in which case the Lease shall terminate and be of no further force or effect with respect to the Expansion Space only upon Landlord's receipt of such notice, or (ii) to agree to extend the Outside Date to that date set forth in Landlord's notice to Tenant. Failure by Tenant to deliver such notice or to make such election shall be deemed to be Tenant's agreement to extend the Outside Date to that date set forth in Landlord's notice to Tenant.

8.1.4
Other Terms. The Effective Date and the Outside Date shall be extended to the extent of any delays beyond the reasonable control of Landlord, including any delay or delays caused by "Force Majeure Causes," as that term is defined in Section 21 of the Original Lease. Upon any termination of the Lease with respect to the Expansion Space only as set forth in this Section 8.1, (i) Landlord and Tenant shall be relieved from any and all liability to each other resulting hereunder with respect to the Expansion Space only, and (ii) Landlord and Tenant shall remain liability to each other pursuant to the Lease, as amended hereby, with respect to the Existing Premises. Tenant's rights to terminate the Lease with respect to the Expansion Space only, as set forth in this Section 8.1, shall be Tenant's sole and exclusive remedy at law or in equity for the failure of the Expansion Space Delivery Date to occur as set forth above.
9.
Termination Right.
9.1
Exercise of Termination Right. Tenant shall have the one-time right (the "Termination Right") to terminate and cancel the Lease, as amended, with respect to the entire

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Premises effective as of 11: 59 p.m. on August 31, 2034 (the "Termination Date"), provided that, (i) not later than June 1, 2033, Landlord receives written notice from Tenant (the "Termination Notice") that Tenant intends to terminate the Lease with respect to the entire Premises pursuant to the terms of this Section 9, and (ii) concurrently with Tenant’s delivery of the Termination Notice, Tenant delivers to Landlord cash in the amount of the "Termination Fee," as that term is defined below, as consideration for such early termination. If Tenant does not timely pay the Termination Fee, then Tenant’s exercise of the right to terminate as set forth herein shall be deemed to be void. Upon Tenant's delivery of the Termination Notice to Landlord, all of Tenant's rights under Sections 10, 11 and 12 of this Fifth Amendment shall automatically terminate and be of no further force and effect regardless of whether the Lease thereafter shall be terminated. As used in this Fifth Amendment, the "Termination Fee" shall be equal to the sum of (A) the total amount of Base Rent and estimated Tenant's Share of Operating Costs that Tenant would have been obligated to pay, if the Lease had not been terminated, during the initial three

(3) full calendar months following the Termination Date, and (B) the "Unamortized Costs" as that term is defined, below. For purposes of this Section 9, the "Unamortized Costs" shall be equal to unamortized amount, as of the Termination Date, of the sum of the following costs paid or incurred by Landlord with respect to the Premises on or before the Termination Date:

(a) brokerage commissions paid by Landlord hereunder or otherwise; (b) the Tenant Improvement Allowance provided hereunder, (c) the amount of the Base Rent Abatement, and

(d) the difference between (x) the Base Rent that would have been applicable to the Existing Premises prior to this Fifth Amendment, and (y) the Base Rent for the Existing Premises pursuant to this Fifth Amendment, during the period from September 1, 2025 through December 26, 2026. The Unamortized Costs shall be amortized on a straight line basis over the period from the expiration of the Base Rent Abatement Period through and including the scheduled Extended Expiration Date at eight percent (8%) interest per annum over such period.

9.2
Termination of Lease. Provided that Tenant timely elects to terminate the Lease in accordance with Section 9, above, the Lease shall automatically terminate and be of no further force or effect and Landlord and Tenant shall be relieved of their respective obligations under the Lease as of the Termination Date, except with respect to those obligations set forth in the Lease which specifically survive the expiration or earlier termination of the Lease, including, without limitation, the payment by Tenant of all amounts owed by Tenant under the Lease and the obligation of Landlord to reconcile and reimburse Tenant for overpayments. The termination right contained in this Section 9 shall be personal to the originally named Tenant herein ("Original Tenant"), and Permitted Transferee that is an assignee of Original Tenant’s entire interest in the Lease (a “Permitted Transferee Assignee”) and may only be exercised by Original Tenant or any Permitted Transferee Assignee.
9.3
No Tenant Default. Notwithstanding anything to the contrary contained in this Section 9, Tenant shall have no right to exercise the termination right set forth in this Section 9 if Tenant is in default under the Lease, beyond any applicable notice and cure period expressly set forth in the Lease, as of the date of Tenant's delivery to Landlord of the Termination Notice.
9.4
Termination of Termination Right. If Tenant exercises the Right of First Offer set forth in Section 12 below, the Termination Right contained in this Section 9 shall become immediately void and of no further force and effect.

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10.
Contraction Option.
10.1
Exercise of Contraction Option. Tenant shall have the one-time option (the "Contraction Option") to reduce the Premises by no less than one (1) floor as designated by Tenant (the "Contraction Space"), provided that, the eleventh (11th) Floor shall be included in such Contraction Space and any additional Contraction Space must be contiguous to the eleventh (11th) Floor, effective as of 11:59 p.m. on August 31, 2034 (the "Contraction Date"); provided that, (i) not later than June 1, 2033, Landlord receives written notice from Tenant (the "Contraction Notice") of Tenant's election to exercise the Contraction Option, and (ii) concurrently with Tenant’s delivery of the Termination Notice, Tenant delivers to Landlord cash in the amount of the "Contraction Fee" (as defined below in Section 10.2), as consideration for such early termination. The Contraction Notice shall identify the floor(s) of the Premises which will constitute the Contraction Space.
10.2
Contraction Fee. As used in this Fifth Amendment, the "Contraction Fee" shall be equal to the sum of (A) the total amount of Base Rent and estimated Tenant's Share of Operating Costs that Tenant would have been obligated to pay for the Contraction Space, if the Premises had not been contracted, during the initial three (3) full calendar months following the Contraction Date and (B) the Unamortized Costs, reduced proportionately (based on the ratio of

(a) the rentable square feet of the Contraction Space as the numerator, and (b) the rentable square feet of the entire Premises as the denominator) to reflect that the Contraction Space is less than the entire Premises.

10.3
Modifications to Lease. In the event that Tenant exercises the Contraction Option, from and after the Contraction Date, the Lease shall be deemed modified as follows:
10.3.1
The term "Premises" shall be deemed to be and to mean the portion of the Premises not containing the "Contraction Space" (the "Contracted Premises");
10.3.2
The Base Rent shall be decreased by an amount determined by multiplying the number of rentable square feet in the Contraction Space times the square foot rate for monthly Base Rent for the Premises set forth in Section 4 of this Fifth Amendment; and
10.3.3
Tenant's Share of Operating Costs shall be a percentage equal to the actual number of rentable square feet in the Contracted Premises divided by the number of rentable square feet in the Building.
10.3.4
In the event that Contracted Premises contains less than two (2) full floors of the Building, Tenant acknowledges and agrees that it shall forfeit its right to any and all exterior signage on the Building, and in connection therewith, Tenant shall remove any and all such exterior signage in accordance with the terms and conditions of Article 20 of the Original Lease.
10.4
Surrender of Contraction Space. Tenant shall surrender the Contraction Space by the Contraction Date in the manner provided in the Lease.
10.5
No Tenant Default. Notwithstanding anything to the contrary contained in this Section 10, Tenant shall have no right to exercise the Contraction Option set forth in this Section 10 if Tenant is in default under the Lease, beyond any applicable notice and cure period

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expressly set forth in the Lease, as of the date of Tenant's delivery to Landlord of the Termination Notice.
10.6
Termination of Contraction Option. If Tenant exercises the Right of First Offer set forth in Section 12 below, the Contraction Option contained in this Section 10 shall become immediately void and of no further force and effect.
11.
Option to Extend. Landlord hereby grants Original Tenant and any Permitted Transferee Assignee the option to extend the Extended Term for two (2) consecutive periods of five (5) years on the same terms and conditions as the Options to Extend set forth in Section 2.2 of the Original Lease, provided that, (i) all references therein to Premises shall mean and refer to the Existing Premises as expanded by the Expansion Premises, and (ii) all references therein to Initial Term shall mean and refer to the Extended Term.
12.
Right of First Offer. Notwithstanding anything in the Lease to the contrary, the Right of First Notice with respect to the tenth (10th) floor of the Building set forth in Section 1.1.1 of the Original Lease is hereby deleted in its entirety and of no further force or effect. Instead, Landlord hereby grants to the Original Tenant and any Permitted Transferee Assignee an ongoing right of first offer (the "Right of First Offer") with respect to the tenth (10th) floor of the Building (the "First Offer Space"). Notwithstanding the foregoing, such first offer right of Tenant shall commence only following the expiration or earlier termination of the existing leases (including renewals and extensions thereof, but only to the extent such renewals or extensions are set forth in such existing leases as of the date of this Fifth Amendment) of the existing tenants of the First Offer Space, and such right of first offer shall be subordinate to all rights of other existing tenants of the Property as of the date of this Fifth Amendment, which rights relate to the First Offer Space and which rights are set forth in leases of space in the Property existing as of the date hereof, each including any renewal, extension, expansion, first offer, first negotiation and other similar rights, regardless of whether such rights are executed strictly in accordance with their respective terms or pursuant to lease amendments or new leases (all such tenants under existing leases of the First Offer Space and other tenants of the Property, collectively, the "Superior Right Holders"). Tenant's right of first offer shall be on the terms and conditions set forth in this Section 12, and Tenant shall not have any right of first offer, right of first refusal, or other expansion rights except as set forth in this Section 12.

12.1
Procedure for Offer. Landlord shall notify Tenant (a "First Offer Notice") from time to time when the First Offer Space or any portion thereof becomes "Available," as that term is defined hereinbelow, for lease to third parties, provided that no Superior Right Holder wishes to lease such space, subject to the terms set forth in Section 12, above. Pursuant to such First Offer Notice, Landlord shall offer to lease to Tenant the then available First Offer Space. A First Offer Notice shall describe the space so offered to Tenant and shall set forth the "First Offer Rent," as that term is defined below, and the other economic terms upon which Landlord is willing to lease such space to Tenant (including rent concessions or abatements, landlord work and tenant work allowances, if any). The rentable square footage of the space so offered to Tenant shall be as set forth in the First Offer Notice. For purposes of this Section 12, the First Offer Space, or a portion thereof, shall be deemed to become "Available" when Landlord has determined, or reasonably anticipates, that the third-party tenant of such First Offer Space, or a portion thereof, will not extend or renew the term of its lease, or enter into a new lease, for such First Offer Space, or a portion thereof, or if such lease is, or Landlord reasonably anticipated that such lease will be,

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terminated prior to its then scheduled expiration date. Any portion of the First Offer Space that is vacant as of the date of this Fifth Amendment shall not be deemed Available until the expiration or earlier termination of the first (1st) lease entered into by Landlord with a third-party tenant with respect to such space after the Effective Date.
12.2
Procedure for Acceptance. If Tenant wishes to exercise Tenant's Right of First Offer with respect to the space described in a First Offer Notice, then within seven (7) business days of delivery of such First Offer Notice to Tenant (the “Tenant Exercise Period”), Tenant shall deliver notice to Landlord of Tenant's intention to exercise its Right of First Offer with respect to the entire space described in such First Offer Notice on the terms contained therein. If Tenant does not so notify Landlord within the seven (7) business day period, then Landlord shall be free to lease the space described in such First Offer Notice to anyone to whom Landlord desires on any terms Landlord desires, subject to Section 12 above. Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its Right of First Offer, if at all, with respect to all of the space offered by Landlord to Tenant at any particular time, and Tenant may not elect to lease only a portion thereof. If Tenant does not exercise its Right of First Offer with respect to all of the space described in a First Offer Notice or if Tenant fails to respond to a First Offer Notice within seven (7) business days of delivery thereof, then Tenant's Right of First Offer as set forth in this Section 12.2 shall terminate as to all of the space described in such First Offer

Notice; provided, however, that if Landlord shall fail to lease such First Offer Space to a third party within twelve (12) months following the expiration of the Tenant Exercise Period, then Landlord shall again be obligated to deliver to Tenant a First Offer Notice in connection with such First Offer Space in accordance with the terms of this Section 12.2.

12.3
First Offer Space Rent. The Base Rent payable by Tenant for the First Offer Space (the "First Offer Rent") shall be equal to the "Market Rent" (as defined in Section 3.2 of the Original Lease) for the First Offer Space, pursuant to transactions consummated within the twelve (12)-month period preceding the "First Offer Commencement Date," as that term is defined below.
12.4
Construction in First Offer Space. Subject to the terms of the applicable First Offer Notice, including without limitation any improvements to be constructed in the First Offer Space or allowances in lieu thereof set forth in the First Offer Notice, Tenant shall accept the First Offer Space in its then existing "as is" condition. The construction of improvements in the First Offer Space shall comply with the terms Section 8.4 of the Original Lease.
12.5
Amendment to Lease. If Tenant timely exercises Tenant's right to lease First Offer Space as set forth herein, then, within thirty (30) days thereafter, Landlord and Tenant shall use all commercially reasonable efforts to execute an amendment (the "First Offer Amendment") adding such First Offer Space to the Premises upon the terms and conditions as set forth in the First Offer Notice therefor and this Section 12. Subject to any of the economic terms set forth in the First Offer Notice (including any rent abatements), and any delays due to Force Majeure Causes as set forth in Section 21 of the Original Lease, Tenant shall commence payment of Rent (i.e., Base Rent and Tenant's Share of Operating Costs) for such First Offer Space and the term of such First Offer Space shall commence upon the date of delivery of such First Offer Space to Tenant (the "First Offer Commencement Date") and terminate coterminously with the Premises (i.e., on the Extension Commencement Date, as the same may be extended); provided Tenant shall not have the right to lease all or any portion of the First Offer

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Space if the First Offer Commencement Date is anticipated to occur after the date that is thirty-six (36) full calendar months prior to the scheduled expiration of the Extension Commencement Date, as the same may be extended; provided further that if the First Offer Commencement Date is anticipated to occur after the date that is thirty-six (36) full calendar months prior to the scheduled expiration of the Extension Commencement Date, then Tenant may exercise its right to lease such First Offer Space if Tenant, concurrently with exercise of such right, irrevocably exercises it right to extend the Extended Term (to the extent Tenant then has an unexpired right to extend the Extended Term pursuant to Section 11, above).
12.6
Termination of Right of First Offer. The rights contained in this Section 12 shall be personal to Original Tenant and any Permitted Transferee Assignees, and may only be exercised by Original Tenant or any Permitted Transferee Assignee, if Original Tenant or any Permitted Transferee Assignee occupies not less than two (2) full floors of the Premises. Tenant shall not have the right to lease the First Offer Space, as provided in this Section 12, if, as of the date of the attempted exercise of any right of first offer by Tenant, as of the date Landlord and Tenant execute the First Offer Amendment, or as of the scheduled date of delivery of such First Offer Space to Tenant, Tenant is in default under the Lease, as amended, beyond any applicable notice and cure period expressly set forth in the Lease (the "Option Conditions");

provided Landlord shall have the right to waive the Option Conditions in Landlord's sole discretion.

13.
Parking. Notwithstanding anything to the contrary in Section 7 of the Original Lease, during the Extended Term, Tenant shall have the right to purchase from Landlord up to seventy-six (76) Parking Passes (the “Maximum Parking Passes”) at the market rate established by Landlord from time to time for the applicable type of permit, plus any tax or assessment imposed by any governmental authority in connection with such parking privileges; provided, however, during the Extended Term, in no event shall Tenant purchase from Landlord less than fifty-six (56) Parking Passes (the “Minimum Parking Passes”). Notwithstanding anything in the Lease to the contrary, to the extent that Tenant elects to purchase more than the Minimum Parking Passes at any time during the Extended Term, the amount of Minimum Parking Passes that Tenant is required to purchase hereunder shall be increased to include such additional Parking Passes, such that Tenant shall remain obligated to purchase such additional Parking Passes for the remainder of the Extended Term. In addition, notwithstanding anything to the contrary in Section 7 of the Original Lease, during the Extended Term only, Tenant shall be permitted to allow its employees to share the Parking Passes (such that the Parking Passes shall not be assigned to any particular employee); provided, however, that in all events the total number of Parking Passes purchased by Tenant shall not be less than the Minimum Parking Passes or more than the Maximum Parking Passes.
14.
No Right to Reduce Letter of Credit or Security Deposit. Landlord and Tenant acknowledge and agree that Landlord is currently holding a Letter of Credit as security for Tenant’s obligations under the Lease, as amended, in the amount of $527,947.08. Notwithstanding anything in the Lease to the contrary, including, without limitation, Article 4 of the Original Lease, in no event shall the amount of the Letter of Credit be reduced at any time following Effective Date hereof.
15.
Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Fifth

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Amendment other than Jones Lang LaSalle, representing Landlord, and CBRE, Inc., representing Tenant (collectively, the "Brokers"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Fifth Amendment other than the Brokers. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent other than the Brokers occurring by, through, or under the indemnifying party. The terms of this Section 14 shall survive the expiration or earlier termination of the term of the Lease.
16.
Notices. Effective as of the Effective Date, Landlord's address for purposes of Section 18 of the Original Lease shall be as follows:

Landlord: 400 Fairview Avenue LLC

c/o Pembroke Real Estate LLC

255 State Street

Boston, MA 02109 Attention: Asset Manager

With a copy to:

Pembroke Real Estate LLC 255 State Street

Boston, MA 02109 Attention: General Counsel

and

Allen Matkins Leck Gamble Mallory & Natsis LLP 1901 Avenue of the Stars, Suite 1800

Los Angeles, California 90067 Attention: Anton N. Natsis, Esq.

17.
Counterparts; Digital Image. This Fifth Amendment may be executed in any number of counterparts, and all such counterparts, when taken together, shall be deemed to constitute one and the same instrument. The parties hereto consent and agree that this Fifth Amendment may be signed and/or transmitted by facsimile, e-mail of a .pdf document or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party's handwritten signature. The parties further consent and agree that (i) to the extent a party signs this Fifth Amendment using electronic signature technology, by clicking "SIGN", such party is signing this Fifth Amendment electronically, and (ii) the electronic signatures appearing on this Fifth Amendment shall be treated, for purposes of validity, enforceability and admissibility, the same as handwritten signatures.

[remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amendment as of the date and year first above written.

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LANDLORD: 400 FAIRVIEW AVENUE LLC,

a Delaware limited liability company

By: /s/ Mark Takeuchi

Name: Mark Takeuchi

Its: Authorized signatory

TENANT: IMPINJ, INC.,

a Delaware corporation

By: /s/ Cary Baker

Name: Cary Baker

Its: CFO

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EXHIBIT A

OUTLINE OF EXPANSION PREMISES

EXHIBIT B TENANT WORK LETTER

This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the tenant improvements in the Premises. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All references in this Tenant Work Letter to Articles or Sections of the Fifth Amendment" shall mean the relevant portions of the Fifth Amendment to which this Tenant Work Letter is attached as Exhibit B and of which this Tenant Work Letter forms a part, all references in this Tenant Work Letter to Articles or Sections of the "Lease" shall mean the Original Lease referenced in Recital A of the Fifth Amendment, and all references in this Tenant Work Letter to Sections of "this Tenant Work Letter" shall mean the relevant portion of Sections 1 through 5 of this Tenant Work Letter. The term "Premises" as used in this Tenant Work Letter shall mean only the Expansion Premises.

SECTION 1

DELIVERY OF THE PREMISES AND BASE BUILDING

1.1
Base, Shell and Core. Landlord has constructed, at its sole cost and expense, the "Base Building" (as that term is defined hereinbelow) and the base, shell, and core of (and all Building HVAC, electrical, and plumbing systems servicing) (i) the Premises and (ii) the floor of the Building in which the Premises is located (collectively, the "Base, Shell, and Core"). The Base, Shell and Core shall consist of those portions of the Premises which were in existence prior to the construction of the tenant improvements in the Premises for the prior tenant of the Premises. Notwithstanding anything set forth in this Tenant Work Letter to the contrary, Tenant shall continue to accept the Base, Shell and Core from Landlord in their presently existing, "as-is" condition.

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1.2
Expansion Space Delivery Condition. Landlord shall deliver (a) the Exterior Expansion Premises to Tenant, and Tenant shall accept the Exterior Expansion Premises from Landlord in its presently existing, "as-is" condition, provided that, in addition to Landlord’s obligation to cause the Exterior Expansion Premises to be legally used for general office (as opposed to retail/restaurant) use pursuant to Section 7 of the Fifth Amendment, Landlord shall perform all code compliance work (including without limitation compliance with any local enactments of the Americans with Disability Act) to the Base Building portion of the Exterior Expansion Premises, and the common area (including restrooms) located on the fourteenth (14th) floor of the Building, to the extent necessary for Tenant to obtain a certificate of occupancy or its legal equivalent for the Exterior Expansion Premises for general office use (assuming a normal and customary general office occupancy density), and (b) the Interior Expansion Premises to Tenant, and Tenant shall accept the Interior Expansion Premises from Landlord in its presently existing, “as-is” condition, provided that, in addition to Landlord’s obligation to cause the Interior Expansion Premises to be legally used for general office (as opposed to retail/restaurant) use pursuant to Section 7 of the Fifth Amendment, Landlord shall perform all code compliance work

(including without limitation compliance with any local enactments of the Americans with Disability Act) to the Base Building portion of the Interior Expansion Premises, and the common area (including restrooms) located on the fourteenth (14th) floor of the Building, to the extent necessary for Tenant to obtain a certificate of occupancy or its legal equivalent for the Exterior Expansion Premises for general office use (assuming a normal and customary general office occupancy density), and the “Landlord Work" (as such term is defined below) shall be substantially completed. The conditions for Landlord’s delivery of the Expansion Premises to Tenant as set forth in the immediately preceding sentence shall be known as the “Expansion Space Delivery Condition.” The "Base Building" shall mean the structural portions of the Building, and the public restrooms, elevators, exit stairwells and the systems and equipment located in the internal core of the Building on the floor on which the Premises is located. As used herein “Landlord Work” shall mean removing all existing tenant improvements in the Interior Expansion Premises, such that the Interior Expansion Premises is in shell condition; provided, however, Tenant hereby acknowledges that as part of removing all existing improvements in the Interior Expansion Premises, Landlord shall remove the existing gas lines to the Exterior Expansion Premises, and as a result of such removal there will be no gas hookups in the Exterior Expansion Premises, and Landlord hereby acknowledges that Tenant may, at Tenant’s option, include any existing furniture, fixtures and/or equipment located on or in the Exterior Expansion Premises that utilize such gas lines in the list of Rejected Exterior Furniture and Fixtures.

1.3 Landlord’s Cooperation with Tenant’s Construction of the Tenant Improvements. Notwithstanding anything set forth in the Lease or the Fifth Amendment to the contrary, Landlord shall actively and reasonably cooperate in supporting Tenant’s construction of the Tenant Improvements in accordance with Building rules and regulations, which cooperation shall include providing after-hours access to the Building, coordinating Tenant’s use of the Building’s freight elevator and loading dock, expediting to the extent reasonably practical Tenant’s security and contractor credentialing, and coordinating Tenant’s tie-ins of the Tenant Improvements to Base Building systems and equipment (e.g., HVAC, electrical fire/safety).

SECTION 2

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TENANT IMPROVEMENTS

2.1
Tenant Improvement Allowance. Tenant shall be entitled to a one-time tenant improvement allowance (the "Tenant Improvement Allowance") in the amount of up to

$5,004,675.00 (i.e. $65.00 per rentable square foot of the Premises times 76,995 rentable square feet) for the costs relating to the design and construction of Tenant's improvements and Tenant's purchase of related furnishings, fixtures and equipment, as more specifically set forth in Section 2.2.1, below (the "Tenant Improvements"). In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Tenant Improvement Allowance. Except as specifically provided in Section 2.1.1 below, in the event that the Tenant Improvement Allowance is not fully utilized by Tenant on or before July 31, 2028 (the "Allowance Deadline Date"), then such unused amounts shall revert to Landlord, and Tenant shall have no further rights with respect thereto. All Tenant Improvements, excluding any furniture purchased pursuant to Section 2.2.1.7, below, that is not attached to the Base Building, for which the Tenant Improvement Allowance has been made available shall be deemed Landlord's property under the terms of the Lease; provided, however, Landlord may, by written notice to Tenant prior to the end of the Extended Term, or given following any earlier termination of the Lease, require Tenant, at Tenant's expense, to remove any Tenant Improvements, and to repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises to their condition existing prior to the installment of such Tenant Improvements; provided; however, that notwithstanding the foregoing, upon request by Tenant at the time of Tenant's request for Landlord's consent to the Final Working Drawings, Landlord shall notify Tenant whether all or any portion of the Tenant Improvements will be required to be removed pursuant to the terms of this Section 2.1. In no event shall more than fifty percent (50%) of the Tenant Improvement Allowance (i.e., $2,502,337.50) be used for FF&E and/or Professional Fees (as those terms are defined in Section 2.2.1 below).

2.1.1
Unused Tenant Improvement Allowance. Except as provided below, no portion of the Tenant Improvement Allowance, if any, remaining after the construction of the Tenant Improvements shall be available for use by Tenant. Provided that Tenant is not then in default under the Lease, as amended (beyond applicable notice and cure periods), then upon written notice to Landlord delivered prior to the Allowance Deadline Date, Tenant shall be entitled to utilize up to amount of $2,502,337.50 of the Tenant Improvement Allowance (i.e., fifty percent (50%) of the Tenant Improvement Allowance) (the "Max Conversion Amount") which remains unrequested, unused and unallocated as a credit to the monthly installment of Base Rent next due under the Lease (following the later to occur of one hundred twenty (120) days after Landlord’s receipt of such written notice or the expiration of the Base Rent Abatement set forth in Section 4.4 of this Fifth Amendment) until such amount so request by Tenant is fully used until such time as such unrequested, unused and unallocated Tenant Improvement Allowance (up to the Max Conversion Amount) is fully applied. In no event shall (i) Landlord be obligated to pay for Tenant Improvements or provide a credit against monthly installment of Base Rent at the request of Tenant in an aggregate amount that exceeds the Max Conversion Amount, and (ii) the unused Tenant Improvement Allowance be applied as a credit towards more than fifty percent (50%) of the monthly installment of Base Rent next due and owing (it being understood that any such unused credit shall be applied to succeeding monthly installment of Base Rent (subject to said monthly maximum) until such time as the entire amount so requested by Tenant (up to Max Conversion Amount) is utilized, notwithstanding that such credit may not have been fully utilized as of the Allowance Deadline Date and may continue to be applied after the Allowance Deadline Date until

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it is fully utilized).
2.2
Disbursement of the Tenant Improvement Allowance.
2.2.1
Tenant Improvement Allowance Items. Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively the "Tenant Improvement Allowance Items"):
2.2.1.1
Payment of the fees of the "Architect" and the "Engineers," as those terms are defined in Section 3.1 of this Tenant Work Letter (the “Professional Fees”), which Professional Fees, in combination with the costs of the FF&E (as that term is defined in Section 2.2.1.7, below), shall not exceed more than fifty percent (50%) of the Tenant Improvement Allowance (i.e., $2,502,337.50) in the aggregate, and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord's consultants in connection with the preparation and review of the "Construction Drawings," as that term is defined in Section 3.1 of this Tenant Work Letter;

2.2.1.2
The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;
2.2.1.3
The cost of construction of the Tenant Improvements, including, without limitation, testing and inspection costs, service elevator usage, hoisting and trash removal costs, and contractors' fees and general conditions;
2.2.1.4
The cost of any changes in the Base Building when such changes are required by the Construction Drawings (including if such changes are due to the fact that such work is prepared on an unoccupied basis), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;
2.2.1.5
The cost of any changes to the Construction Drawings or Tenant Improvements required by all applicable building codes (the "Code");
2.2.1.6
The cost of connection of the Premises to the Building's energy management systems;

2.2.1.7
The cost of purchasing and installing cabling, security,

audiovisual, signage, furniture, trade fixtures and equipment (collectively, “FF&E”) in the Premises, and the cost of Professional Fees, not exceed more than fifty percent (50%) of the Tenant Improvement Allowance (i.e., $2,502,337.50) in the aggregate;

2.2.1.8
The cost of the "Project Management Fee," as that term is defined in Section 4.2.2 of this Tenant Work Letter;
2.2.1.9
Sales and use taxes and Title 24 fees; and
2.2.1.10
All other actual and reasonable out-of-pocket costs incurred by Landlord in connection with the Tenant Improvements.
2.2.2
Disbursement of Tenant Improvement Allowance. During the construction

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of the Tenant Improvements, Landlord shall make monthly disbursements of the Tenant Improvement Allowance for Tenant Improvement Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows.
2.2.2.1
Monthly Disbursements. After Tenant has paid all reasonably anticipated costs in excess of the Tenant Improvement Allowance, Tenant may submit monthly draw requests and Landlord shall disburse a portion of the Tenant Improvement Allowance to Tenant on a monthly basis (subject to a retainage from each draw equal to 5% of the requested amount) within thirty (30) days after receipt of the draw request provided that each such draw request includes: (i) paid invoices and any other documentation reasonably required by Landlord to demonstrate proof of Tenant’s prior payment of all costs and expenses for which reimbursement is sought, (ii) conditional lien releases from the general contractor and each subcontractor and supplier who will be paid from the draw and a unconditional lien release from all contractors, subcontractors and suppliers with respect to all amounts that were to have been paid from any prior draw, and (iii) all other information reasonably requested by Landlord. Thereafter, Landlord shall deliver a check to Tenant in payment of the amounts so requested by Tenant, as set forth in this Section 2.2.2.1, above (subject to a retainage from each draw equal to 5% of the requested amount, the aggregate amount of such retentions to be known as the "Final Retention")..

2.2.2.2
Final Retention. The final draw disbursement including the Final Retention shall be paid to Tenant within thirty (30) days after receipt of the final draw request and

(A) completion of Tenant Improvements in the entire Premises in accordance with the plans approved by Landlord, (B) Landlord's receipt of paid invoices and any other documentation reasonably required by Landlord for all costs and expenses for which reimbursement is sought, and (C) Landlord's receipt of final lien releases from all contractors, subcontractors and suppliers, and (D) Landlord receipt of as-built plans for the improvements and a copy of Tenant's certificate of occupancy (or legal equivalent). If Tenant does not provide all of the required lien releases, Landlord will not be required to disburse the final payment until all lien rights have expired in accordance with applicable laws. Notwithstanding anything to the contrary contained in the Lease, Landlord shall not be obligated to disburse any portion of the Tenant Improvement Allowance if:

(i) Landlord has received written notice of any unpaid claims relating to any portion of the work performed by or on behalf of Tenant or materials in connection therewith, other than claims which will be paid in full from such disbursement, (ii) there is an unbonded lien outstanding as a result of the work performed by Tenant, (iii) the conditions to the advance of the Tenant Improvement Allowance are not satisfied, or (iv) a default by Tenant is outstanding under the Lease beyond any applicable notice and cure period expressly set forth in the Lease. Tenant shall have the right to cure any lien claims (and failure to receive lien releases related to such lien claim) by procuring a bond that releases such lien claims from title.

2.2.2.3
Other Terms. Landlord shall only be obligated to make disbursements from the Tenant Improvement Allowance to the extent costs are ultimately incurred by Tenant for Tenant Improvement Allowance Items.
2.3
Space Planning Allowance. Tenant shall be entitled to a space planning allowance in an amount up to Twenty Cents ($0.20) per rentable square foot of the Premises (i.e., $15,399.00 in the aggregate) toward the costs incurred by Tenant in connection with Tenant’s initial space planning for the Premises. Landlord shall pay such space planning allowance to the Architect upon receipt of such preliminary space plans from the Architect.

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SECTION 3 CONSTRUCTION DRAWINGS

3.1
Selection of Architect/Construction Drawings. Tenant shall retain the architect/space planner selected by Tenant and reasonably approved by Landlord (the "Architect") to prepare the "Construction Drawings," as that term is defined in this Section 3.1. Tenant shall retain the engineering consultants selected by Tenant and reasonably approved by Landlord (the "Engineers") to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life safety, and sprinkler work in the portions of the

Premises that are being remodeled, which work is not part of the Base Building. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the "Construction Drawings." Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord's review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord's review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord's space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant's waiver and indemnity set forth in the Lease shall specifically apply to the Construction Drawings.

3.2
Final Space Plan. Tenant shall send to Landlord via electronic mail one (1) .pdf electronic copy of such final space plan. The final space plan (the "Final Space Plan") shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and a general description of the equipment to be contained therein for the portions of the Premises that are being remodeled. Landlord may make reasonable comments and corrections to the Final Space Plan and Tenant shall promptly cause the Final Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require. The same procedure shall be repeated until Landlord approves the Final Space Plan.
3.3
Final Working Drawings. Upon the approval of the Final Space Plan by Landlord and Tenant, Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for the portions of the Premises that are being remodeled, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the "Final Working Drawings") and shall submit the same to Landlord for Landlord's approval. Tenant shall supply Landlord with one (1) full size print of the Final Working Drawings, and concurrently with Tenant's delivery of such hard copies, Tenant shall send to Landlord via electronic mail one (1) .pdf electronic copy of such Final Working Drawings. Landlord may make reasonable comments and corrections to the Final Working Drawings and Tenant shall promptly cause the Final Working Drawings to be revised to correct any deficiencies or other matters Landlord may reasonably require. The same procedure shall be repeated until Landlord approves the Final Working Drawings.

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3.4
Approved Working Drawings. The Final Working Drawings shall be approved by Landlord (the "Approved Working Drawings") prior to the commencement of construction of the Premises by Tenant. After approval by Landlord of the Final Working Drawings, Tenant may submit the same to the appropriate municipal authorities for all applicable building permits (the "Permits"). Tenant hereby agrees that neither Landlord nor Landlord's consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that obtaining the same shall be Tenant's responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent may not be unreasonably withheld.

SECTION 4

CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1
Tenant's Selection of Contractors.
4.1.1
The Contractor. A general contractor shall be retained by Tenant to construct the Tenant Improvements. Such general contractor ("Contractor") shall be selected by Tenant subject to Landlord's approval, which approval shall not be unreasonably withheld, conditioned or delayed, and Tenant shall deliver to Landlord notice of its selection of the Contractor upon such selection.
4.1.2
Tenant's Agents. Any subcontractors, laborers, materialmen, and suppliers used by Tenant and present in the Building (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as "Tenant's Agents") shall be selected by Tenant subject to Landlord's approval, which approval shall not be unreasonably withheld, conditioned or delayed. If Landlord does not approve any of Tenant's proposed subcontractors, laborers, materialmen or suppliers, Tenant shall submit other proposed subcontractors, laborers, materialmen or suppliers for Landlord's written approval.
4.2
Construction of Tenant Improvements by Tenant's Agents.
4.2.1
Construction Contract; Cost Budget. Prior to Tenant's execution of the construction contract and general conditions with Contractor (the "Contract"), Tenant shall submit the Contract to Landlord for its files. Prior to the commencement of the construction of the Tenant Improvements, and after Tenant has accepted all bids for the Tenant Improvements, Tenant shall provide Landlord with the final costs, prepared on a line-item by line-item basis as to general categories, to be incurred or which have been incurred in connection with the design and construction of the Tenant Improvements to be performed by or at the direction of Tenant or the Contractor, which costs form a basis for the amount of the Contract (the "Final Costs").
4.2.2
Tenant's Agents.
4.2.2.1
Landlord's General Conditions for Tenant's Agents and Tenant Improvement Work. Tenant's and Tenant's Agent's construction of the Tenant Improvements shall comply with the following: (i) the Tenant Improvements shall be constructed in strict accordance with the Approved Working Drawings; (ii) Landlord's reasonable, non-discriminatory rules and

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regulations for the construction of improvements in the Building, (iii) Tenant's Agents shall submit schedules of all work relating to the Tenant's Improvements to Contractor and Contractor shall, within ten (10) business days of receipt thereof, inform Tenant's Agents of any changes which are necessary thereto, and Tenant's Agents shall adhere to such corrected schedule; and (iv) Tenant shall abide by all rules made by Landlord's Building manager with respect to the use of loading dock and service elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Tenant Work Letter, including, without limitation, the construction of the Tenant Improvements. Tenant shall reimburse Landlord for any actual and reasonable third-party out-of-pocket costs incurred by Landlord in connection with Tenant’s design and construction of the Tenant Improvements; provided, however, upon Tenant’s written request, Landlord shall provide an estimate of any such out-of-pocket expenses; provided further, however, if any such out-of-pocket expense is reasonably estimated to exceed $20,000.00, then Landlord shall, whether or not it receives a written request from Tenant, provide such estimate to Tenant prior to Landlord incurring such expense and Tenant shall have the right to reasonably approve or disapprove such out-of-pocket expense, however if Tenant disapproves such out-of-pocket expense then Landlord shall have the right to disapprove the applicable portion of Tenant’s Construction Drawings and/or Tenant Improvements that prompted the need for Landlord to incur the out-of-pocket expense. In the event of a conflict between the Approved Working Drawings and Landlord's construction rules and regulations, Landlord, in its reasonable discretion, shall determine which shall prevail. If, after the date of this Fifth Amendment, Landlord and Tenant agree, in each party’s sole discretion, that Landlord shall directly retain the Contractor to construct the Tenant improvements (in lieu of Tenant retaining such Contractor), then Landlord and Tenant shall execute an amendment to the Lease whereby this Tenant Work Letter shall be restated on commercially reasonable terms (taking into consideration that Landlord, and not Tenant, shall retain the Contractor); provided, however, such amendment shall provide that in addition to paying Landlord’s actual and reasonable third-party out-of-pocket costs incurred by Landlord, Tenant shall pay a project management fee (the “Project Management Fee”) to Landlord in an amount equal to three percent (3%) of the so called “hard” costs of construction of the Tenant Improvements, which Project Management Fee shall be for services relating to the coordination and management of the Tenant Improvements. Notwithstanding the foregoing, Tenant shall not pay Landlord a construction management or oversight fee if Tenant retains the Contractor to construct the Tenant Improvements (as contemplated by this Tenant Work Letter).

4.2.2.2
Indemnity. In addition to the indemnity obligations of Tenant under the Lease, Tenant shall indemnify, defend and protect Landlord and hold Landlord harmless from and against any and all claims, proceedings, losses, costs, damages, fines, penalties, causes of action, liabilities, injuries or expenses to the extent arising out of or related to claims of injury to or death of persons or damage to property occurring or resulting directly or indirectly from the negligence or willful misconduct of Tenant, Tenant's contractors, subcontractors, materialmen, or representatives in or about the Premises or Building during the construction period, such indemnity to include, without limitation, the obligation to provide all costs of defense against any such claims; provided, however, Tenant shall not have any obligation pursuant to the foregoing to the extent such claim arises from the negligence or willful misconduct of Landlord, its employees and/or agents. The parties acknowledge that the foregoing was mutually negotiated by the parties. This indemnity shall survive the expiration or sooner termination of the Lease.
4.2.2.3
Requirements of Tenant's Agents. Each of Tenant's Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements

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for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Each of Tenant's Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the substantial completion of the work performed by such contractor or subcontractors. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant

Improvements, and/or the Building and/or common areas that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.

4.2.2.4
Insurance Requirements. Tenant shall cause Tenant's contractor and all subcontractors to maintain all insurance required by Landlord for contractors working in the Building.
4.2.3
Governmental Compliance. The Tenant Improvements shall comply in all respects with the following: (i) the Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer's specifications.
4.2.4
Inspection by Landlord. Landlord shall have the right to inspect the Tenant Improvements, provided however, that Landlord's failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord's rights hereunder nor shall Landlord's inspection of the Tenant Improvements constitute Landlord's approval of the same. Tenant shall cause any party performing any part of the Tenant Improvements to cooperate fully and promptly with Landlord. If Tenant fails to comply with Landlord's requests for cooperation then Landlord may require Tenant to cease work in the Premises. Should Landlord disapprove any portion of the Tenant Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any defects or deviations in, and/or disapproval by Landlord of, the Tenant Improvements shall be rectified by Tenant at no expense to Landlord.
4.2.5
Meetings. Prior to commencing work in the Premises, Tenant shall schedule a meeting with Landlord and its architect, Contractor and Architect to review in detail the scope of work, schedule. and procedures and other details to ensure that the work may proceed without material disturbance to Landlord or other tenants working on improvements in their premises. Thereafter, the same representatives shall meet as needed to plan and discuss progress. Landlord shall be entitled to participate in the regularly scheduled meetings with Tenant's construction team.
4.3
Copy of Record Set of Plans. At the conclusion of construction, (i) Tenant shall cause the Architect and/or Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, and (B) to certify to the best of their knowledge that the "record-set" of as-built drawings are true

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and correct, which certification shall survive the expiration or termination of the Lease, and

(ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.

SECTION 5 MISCELLANEOUS

5.1
Tenant's Representative. Tenant has designated David Ling and Mike Murphy as its representatives with respect to the matters set forth in this Tenant Work Letter, each of whom shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.
5.2
Landlord's Representative. Landlord has designated Steven Smith as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.
5.3
Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.
5.4
Tenant's Lease Default. Notwithstanding any provision to the contrary contained in the Lease, if a monetary event of default as described in the Lease or this Tenant Work Letter has occurred at any time on or before the completion of the Premises, and such default continues beyond any applicable notice and cure period set forth in the Lease with regard to Tenant’s failure to make any payment as and when due, then Landlord may cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the completion of the Premises caused by such work stoppage) until such monetary event of default has been cured.

5.5
Electronic Mail. Any notices, demands, statements or communications given, or required to be given, by one party to the other pursuant to this Tenant Work Letter (excluding, however, notices of default, which shall be given pursuant to Section 18 of the Original Lease to Landlord's or Tenant's most current notice addresses), may be given: (i) by e-mail to Tenant at "mailto:facilities-accounts@impinj.com", Attention: David Ling and Mike Murphy, and (ii) by e-mail to Landlord at "steven.smith@pembroke.com", Attention: Steven Smith; or such other e-mail address as Tenant or Landlord may provide to the other, in writing, as the case may be.